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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of
Urohealth Systems, Inc. (Form S-8, No. 333-            ) for the registration
of 4,339,685 shares of its Common Stock of our report dated January 8, 1997, with respect to the financial statements of UroHealth Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.



                                       /s/ CHERRY, BEKAERT & HOLLAND L.L.P.
                                       ------------------------------------
                                           Cherry, Bekaert & Holland L.L.P.
Augusta, Georgia
January 8, 1997